UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________
Form 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):    April 14, 2014

ANDALAY SOLAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33695	90-0181035
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

2071 Ringwood Avenue, Unit C
San Jose, CA 95131
(Address of principal executive offices)

(408) 402-9400
Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Effective April 22, 2014, Steven Chan, age 46, will assume the role of Chief Executive Officer and President of Andalay Solar, Inc. (the “Company”).

Mr. Chan, age 46, is a solar industry veteran with years of experience at NRG Energy, GCL-Poly Energy Holdings Limited and Suntech Power Holdings Co., Ltd. See Item 5.02 below for a detailed description of Mr. Chan’s experience, qualifications and education.

In connection with his appointment, Mr. Chan entered into an employment agreement with the Company date April 14, 2014 (the “Employment Agreement”).  Pursuant to the Employment Agreement, Mr. Chan will be entitled to an annual base salary of $250,000 and will be eligible for discretionary performance bonus payments.  For the years ended December 31, 2014 and December 31, 2015, the annual bonus that Executive is eligible to receive is a bonus of options exercisable for an additional one million (1,000,000) and one million five hundred thousand (1,500,000) shares of common stock, respectively, in each case subject to approval of the both the Compensation Committee and the Board of Directors. Additionally, Mr. Chan was granted options to purchase 9,000,000 shares of the Company’s common stock with an exercise price equal to the Company’s per share market price on the date of issue. These options will vest as to 1/16th of the shares subject to the option on the six month anniversary of the date of issuance, another 1/16th vesting two months after such six months and thereafter vesting as to 1/16theach subsequent quarter.  Mr. Chan also executed a related agreement that includes confidentiality obligations and inventions assignments by Mr. Chan.

If Mr. Chan’s employment is terminated for any reason, he or his estate as the case may be, will be entitled to receive the accrued base salary, vacation pay, expense reimbursement and any other entitlements accrued by him to the extent not previously paid (the “Accrued Obligations”); provided, however, that if his employment is terminated by the Company other than for Cause (as defined in the Employment Agreement), Disability ( as defined in the Employment Agreement) or death then in addition to paying the Accrued Obligations, (i) the Company shall continue to pay his then current base salary for six months after such termination; (ii) reimburse him for COBRA premiums for six months after such termination and continue to provide benefits at least equal to those which were provided at the time of termination for a period of six months; and (iii) he shall have accelerated vesting as to 50% of his outstanding unvested stock options; provided, further that if such termination is within twelve months following a Change of Control (as defined in the Employment Agreement), the Company terminated Mr. Chan’s employment or Mr. Chan resigns for Good Reason (as defined in the Employment Agreement) then in addition to  the payments set forth in Clauses (i), (ii) and (iii) of this sentence, all of Mr. Chan’s outstanding unvested options shall vest if the closing price of the Company’s common stock on the date of termination is at least three times the exercise price of the unvested options held by him at the time of such termination.

Mr. Chan and the Company also entered into an Indemnification Agreement.

The information contained in this Item 1.01 regarding the Employment Agreement and the Indemnification Agreement is qualified in its entirety by the copy of each agreement attached to this Current Report on Form 8-K as Exhibits 10.1 and 10.2, respectively, and incorporated herein by this reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Steven Chan will assume the role of Chief Executive Officer and President of the Company, effective as of April 22, 2014. In addition, the Board of Directors has appointed Steven Chan to serve as a director of the Company, effective April 22, 2014.  Ms. Randazzo will remain as the Chief Financial Officer of the Company until June 30, 2014 and also remain on the Board of Directors.

In connection with his appointment, Mr. Chan entered into an employment agreement with the Company as of April 14, 2014.  See Item 1.01 for a description of the terms of the Employment Agreement.

Mr. Chan, age 46, served as the Vice President of NRG Energy (NYSE: NRG) from May 2012 to November 2013 serving as head of residential solar for its NRG Residential Solar Solutions business. Mr. Chan created the strategy and built a team and operation to enable NRG to become a leader in residential solar lease financing. This included raising over $100 million of solar lease funding, selling residential solar leases to NRG’s retail electric customers and creating a NRG-branded dealer program of qualified installation partners to market to homeowners throughout the US.  Mr. Chan served as EVP, Strategy and System Sales at GCL-Poly Energy Holdings Limited (Hong Kong: 3800) from September 2011 to May 2012 where he helped to build out a system sales division for GCL in North America including establishing and serving as a board member at Sunora Energy Solutions, a joint venture with NRG Energy to focus on utility and commercial solar installations. From 2006 until 2011 he held various positions at Suntech Power Holdings Co., Ltd. (OTC: STPFQ), which included serving as the President of Suntech America and as Suntech’s President of Global Sales and Marketing, Chief Strategy Officer and VP Business Development. At Suntech, Mr. Chan was instrumental to building the US and European teams and sales channels that enabled Suntech to achieve #1 global market share including selling over 20+% of all modules sold in North America in 2011 with 500MW sold up exponentially from 25MW in 2007.

Prior to joining Suntech, Mr. Chan worked for five years at CDC Corporation, a NASDAQ-listed, Greater China-based enterprise software and online/mobile services company, most recently serving as its Acting CEO and previously as its General Counsel and Company Secretary. Prior to that, Mr. Chan was a New York-qualified corporate attorney with Morrison & Forester LLP and Milbank, Tweed, Hadley & McCloy LLP. Mr. Chan earned an AB degree in political economy (high honors) from the University of California at Berkeley and received a JD law degree from the Boston College Law School.

There are no family relationships between Mr. Chan and any director, executive officer or person nominated or chosen by the Company to become as director or executive officer.  Additionally, there have been no transactions involving Mr. Chan that would require disclosure under Item 404(a) of Regulation S-K.

Item 8.01 Other Events

    On April 16, 2014 the Company issued a press release announcing the appointment of Mr. Chan as an executive officer and director of the Company. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are being filed as part of this Report.

Exhibit Number	Description

10.1	Employment Agreement, dated April 14, 2014, by and between Steven Chan and Andalay Solar, Inc.
10.2	Indemnification Agreement between Steven Chan and Andalay Solar, Inc.
99.1	Press Release dated April 16, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 15, 2014

ANDALAY SOLAR, INC.

By: /s/ Margaret R. Randazzo
Margaret R. Randazzo
Chief Executive Officer

Exhibit Index

Exhibit Number	Description

10.1	Employment Agreement, dated April 14, 2014, by and between Steven Chan and Andalay Solar, Inc.
10.2	Indemnification Agreement between Steven Chan and Andalay Solar, Inc.
99.1	Press Release dated April 16, 2014.